                                                                    EXHIBIT 4.12




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                    HERITAGE PROPERTY INVESTMENT TRUST, INC.

                              4.50% NOTES DUE 2009

                                    INDENTURE

                          Dated as of October 15, 2004

                       LaSalle Bank, National Association

                                     Trustee



--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE
ACT SECTION                                                                               INDENTURE SECTION
310(a)(1).............................................................................    7.10
     (a)(2)...........................................................................    7.10
     (a)(3)...........................................................................    N.A.
     (a)(4)...........................................................................    N.A.
     (a)(5)...........................................................................    7.10
     (b)..............................................................................    7.10
     (c)..............................................................................    N.A.
311(a)................................................................................    7.11
     (b)..............................................................................    7.11
     (c)..............................................................................    N.A.
312(a)................................................................................    2.05
     (b)..............................................................................    12.03
     (c)..............................................................................    12.03
313(a)................................................................................    7.06
     (b)(2)...........................................................................    7.07
     (c)..............................................................................    7.06; 12.02
     (d)..............................................................................    7.06
314(a)................................................................................    4.10; 12.02
     (c)(1)...........................................................................    12.04
     (c)(2)...........................................................................    12.04
     (c)(3)...........................................................................    N.A.
     (e)..............................................................................    12.05
     (f)..............................................................................    N.A.
315(a)................................................................................    7.01
     (b)..............................................................................    7.05; 12.02
     (c)..............................................................................    7.01
     (d)..............................................................................    7.01
     (e)..............................................................................    6.11
316(a) (last sentence)................................................................    2.09
     (a)(1)(A)........................................................................    6.05
     (a)(1)(B)........................................................................    6.04
     (a)(2)...........................................................................    N.A.
     (b)..............................................................................    6.07
     (c)..............................................................................    2.13
317(a)(1).............................................................................    6.08
     (a)(2)...........................................................................    6.09
     (b)..............................................................................    2.04
318(a)................................................................................    12.01
     (b)..............................................................................    N.A.
     (c)..............................................................................    12.01

N.A. means not applicable.

*  This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE 1             DEFINITIONS AND INCORPORATION BY REFERENCE.................................................1

         Section 1.01.     Definitions..........................................................................11

         Section 1.02.     Other Definitions....................................................................11

         Section 1.03.     Incorporation by Reference of Trust Indenture Act....................................11

         Section 1.04.     Rules of Construction................................................................11

ARTICLE 2             THE NOTES.................................................................................12

         Section 2.01.     Form and Dating......................................................................12

         Section 2.02.     Execution and Authentication.........................................................12

         Section 2.03.     Registrar and Paying Agent...........................................................13

         Section 2.04.     Paying Agent to Hold Money in Trust..................................................13

         Section 2.05.     Holder Lists.........................................................................13

         Section 2.06.     Transfer and Exchange................................................................14

         Section 2.07.     Replacement Notes....................................................................23

         Section 2.08.     Outstanding Notes....................................................................24

         Section 2.09.     Treasury Notes.......................................................................24

         Section 2.10.     Temporary Notes......................................................................24

         Section 2.11.     Cancellation.........................................................................24

         Section 2.12.     Defaulted Interest...................................................................24

         Section 2.13.     Record Date..........................................................................25

         Section 2.14.     CUSIP Numbers........................................................................25

ARTICLE 3             REDEMPTION AND PREPAYMENT.................................................................25

         Section 3.01.     Notices to Trustee...................................................................25

         Section 3.02.     Selection of Notes to Be Redeemed....................................................25

         Section 3.03.     Notice of Redemption.................................................................26

         Section 3.04.     Effect of Notice of Redemption.......................................................26

         Section 3.05.     Deposit of Redemption Price..........................................................26

         Section 3.06.     Notes Redeemed in Part...............................................................27

         Section 3.07.     Optional Redemption..................................................................27

         Section 3.08.     Mandatory Redemption.................................................................27

ARTICLE 4             COVENANTS.................................................................................27

         Section 4.01.     Payment of Notes.....................................................................27

         Section 4.02.     Maintenance of Office or Agency......................................................28

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                                TABLE OF CONTENTS
                                   (CONTINUED)

         Section 4.03.     Money for Notes Payments to Be Held in Trust.........................................28

         Section 4.04.     Limitations on Incurrence of Indebtedness............................................29

         Section 4.05.     Maintenance of Total Unencumbered Assets.............................................30

         Section 4.06.     Existence............................................................................30

         Section 4.07.     Maintenance of Properties............................................................30

         Section 4.08.     Insurance............................................................................30

         Section 4.09.     Payment of Taxes and Other Claims....................................................30

         Section 4.10.     Provision of Financial Information...................................................30

         Section 4.11.     Statement as to Compliance...........................................................31

         Section 4.12.     Waiver of Certain Covenants..........................................................31

ARTICLE 5             SUCCESSORS................................................................................31

         Section 5.01.     Consolidations and Mergers of Company and Sales, Leases and Conveyances
                           Permitted Subject to Certain Conditions..............................................31

         Section 5.02.     Rights and Duties of Successor Corporation...........................................32

         Section 5.03.     Officers' Certificate and Opinion of Counsel.........................................32

ARTICLE 6             DEFAULTS AND REMEDIES.....................................................................32

         Section 6.01.     Events of Default....................................................................32

         Section 6.02.     Acceleration.........................................................................34

         Section 6.03.     Other Remedies.......................................................................35

         Section 6.04.     Waiver of Existing Defaults..........................................................35

         Section 6.05.     Control by Majority..................................................................35

         Section 6.06.     Limitation on Suits..................................................................35

         Section 6.07.     Rights of Holders of Notes to Receive Payment........................................36

         Section 6.08.     Collection Suit by Trustee...........................................................36

         Section 6.09.     Trustee May File Proofs of Claim.....................................................36

         Section 6.10.     Priorities...........................................................................36

         Section 6.11.     Undertaking for Costs................................................................37

ARTICLE 7             TRUSTEE...................................................................................37

         Section 7.01.     Duties of Trustee....................................................................37

         Section 7.02.     Rights of Trustee....................................................................38

         Section 7.03.     Individual Rights of Trustee.........................................................38

         Section 7.04.     Trustee's Disclaimer.................................................................39

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                                TABLE OF CONTENTS
                                   (CONTINUED)

         Section 7.05.     Notice of Defaults...................................................................39

         Section 7.06.     Reports by Trustee...................................................................39

         Section 7.07.     Compensation and Indemnity...........................................................39

         Section 7.08.     Replacement of Trustee...............................................................40

         Section 7.09.     Successor Trustee by Merger, etc.....................................................41

         Section 7.10.     Eligibility; Disqualification........................................................41

         Section 7.11.     Preferential Collection of Claims....................................................41

ARTICLE 8             LEGAL DEFEASANCE AND COVENANT DEFEASANCE..................................................41

         Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance.............................41

         Section 8.02.     Legal Defeasance and Discharge.......................................................41

         Section 8.03.     Covenant Defeasance..................................................................42

         Section 8.04.     Conditions to Legal or Covenant Defeasance...........................................42

         Section 8.05.     Deposited Money and Government Securities to be Held in Trust; Other
                           Miscellaneous Provisions.............................................................43

         Section 8.06.     Repayment to Company.................................................................44

         Section 8.07.     Reinstatement........................................................................44

ARTICLE 9             AMENDMENT, SUPPLEMENT AND WAIVER..........................................................44

         Section 9.01.     Without Consent of Holders of Notes..................................................44

         Section 9.02.     With Consent of Holders of Notes.....................................................45

         Section 9.03.     Compliance with Trust Indenture Act..................................................46

         Section 9.04.     Effect of Consents...................................................................46

         Section 9.05.     Notation on or Exchange of Notes.....................................................46

         Section 9.06.     Trustee to Sign Amendments, etc......................................................47

ARTICLE 10            SATISFACTION AND DISCHARGE................................................................47

         Section 10.01.    Satisfaction and Discharge...........................................................47

         Section 10.02.    Application of Trust Money...........................................................47

ARTICLE 11            GUARANTEE OF NOTES........................................................................48

         Section 11.01.    Unconditional Guarantee..............................................................48

         Section 11.02.    Execution and Delivery of Guarantee..................................................49

         Section 11.03.    Release of a Guarantor...............................................................49

         Section 11.04.    Obligations Absolute.................................................................50

         Section 11.05.    Obligations Continuing...............................................................50

                                TABLE OF CONTENTS
                                   (CONTINUED)

         Section 11.06.    Obligations Not Reduced..............................................................50

         Section 11.07.    Obligations Reinstated...............................................................50

         Section 11.08.    Obligations Not Affected.............................................................50

         Section 11.09.    No Obligation to Take Action Against the Company or any other Person.................51

         Section 11.10.    Dealing with the Company and Others..................................................51

         Section 11.11.    Default and Enforcement..............................................................52

         Section 11.12.    Amendment, etc.......................................................................52

         Section 11.13.    Acknowledgment.......................................................................52

         Section 11.14.    Costs and Expenses...................................................................52

         Section 11.15.    No Merger or Waiver; Cumulative Remedies.............................................52

         Section 11.16.    Survival of Obligations..............................................................53

         Section 11.17.    Guarantee in Addition to Other Obligations...........................................53

         Section 11.18.    Severability.........................................................................53

         Section 11.19.    Successors and Assigns...............................................................53

ARTICLE 12            MISCELLANEOUS.............................................................................53

         Section 12.01.    Trust Indenture Act Controls.........................................................53

         Section 12.02.    Notices..............................................................................53

         Section 12.03.    Communication by Holders of Notes with Other Holders of Notes........................54

         Section 12.04.    Certificate and Opinion as to Conditions Precedent...................................54

         Section 12.05.    Statements Required in Certificate or Opinion........................................54

         Section 12.06.    Rules by Trustee and Agents..........................................................55

         Section 12.07.    No Personal Liability of Directors, Officers, Employees, Partners and
                           Stockholders.........................................................................55

         Section 12.08.    Governing Law........................................................................55

         Section 12.09.    No Adverse Interpretation of Other Agreements........................................55

         Section 12.10.    Successors...........................................................................55

         Section 12.11.    Severability.........................................................................55

         Section 12.12.    Counterpart Originals................................................................55

         Section 12.13.    Table of Contents, Headings, etc.....................................................56

EXHIBITS

Exhibit A  Form of Note........................................................................................A-1

Exhibit B  Form of Certificate of Transfer.....................................................................B-1

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                                TABLE OF CONTENTS
                                   (CONTINUED)

Exhibit C  Form of Certificate of Exchange.....................................................................C-1

Exhibit D  Guarantee...........................................................................................D-1

       INDENTURE dated as of October 15, 2004 between Heritage Property Investment Trust, Inc., a Maryland corporation (the "COMPANY"), each of the Guarantors named herein, and LaSalle Bank, National Association, as trustee (the "TRUSTEE").

       The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

       Section 1.01. DEFINITIONS.

       "ADDITIONAL INTEREST" has the meaning given such term in the Registration Rights Agreement.

       "ADDITIONAL NOTES" means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 and 4.04.

       "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

       "AGENT" means any Registrar, Paying Agent or co-registrar.

       "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

       "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any Subsidiary of the Company (including any sale and lease-back transaction) to any Person other than the Company or a Wholly Owned Subsidiary of the Company of:

       (1)  any Capital Stock of any Subsidiary of the Company; or

       (2) any of the Company's or its Subsidiaries' other property or assets other than sales of loan-related assets made in the ordinary course of the Company's real estate lending business and other asset sales made in the ordinary course of the Company's business.

       "BANKRUPTCY LAW" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

       "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

       "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors or other governing body of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

       "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

       "CAPITAL STOCK" means:

       (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

       (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

       "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

       "CLEARSTREAM" means Clearstream Banking, S.A.

       "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

       "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the date hereof or issued after the date hereof, and includes, without limitation, all series and classes of such common stock.

       "COMPANY" means Heritage Property Investment Trust, Inc. and any and all successors thereto that become a party to this Indenture in accordance with its terms.

       "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("REMAINING LIFE") of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of, corporate debt securities of comparable maturity to the remaining term of such Notes.

       "COMPARABLE TREASURY PRICE" means, with respect to any Redemption Date,
(1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

       "CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE" for any period means Consolidated Net Income of the Company and its Subsidiaries plus amounts which have been deducted for (a) interest on Indebtedness of the Company and its Subsidiaries, (b) provision for taxes of the Company and its Subsidiaries based on income, (c) amortization of debt discount, (d) provisions for gains and losses on properties, (e) depreciation and amortization, (f) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period and (g) amortization of deferred charges.

       "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries before the payment of dividends on Preferred Stock for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom:

       (1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto (including gains and losses from the sale of corporate tenant lease assets);

       (2) after-tax items classified as extraordinary gains or losses and direct impairment charges or the reversal of such charges on the Company's assets;

       (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person;

       (4) the net income (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise;

       (5) the net income or loss of any other Person, other than a Consolidated Subsidiary of the referent Person, except:

            (a) to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Wholly Owned Subsidiary of the referent Person (other than a Subsidiary described in clause (4) above), by such other Person; or

            (b) that the referent Person's share of any net income or loss of such other Person under the equity method of accounting for Affiliates shall not be excluded;

       (6) any restoration to income of any contingency reserve of an extraordinary, nonrecurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the date hereof;

       (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued, but not including revenues, expenses, gains and losses relating to real estate properties sold or held for sale, even if they were classified as attributable to discontinued operations under the provisions of Statement of Financial Accounting Standards No. 144); and

       (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

       "CONSOLIDATED SUBSIDIARY" means, with respect to any Person, a Subsidiary of such Person, the financial statements of which are consolidated with the financial statements of such Person in accordance with GAAP.

       "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Company.

       "CURRENCY AGREEMENTS" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in currency values.

       "CUSTODIAN" means any custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

       "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

       "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

       "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

       "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

       "EXCHANGE NOTES" means the 4.50% Notes due 2009 to be issued in exchange for (1) the Initial Notes pursuant to the Registration Rights Agreement and (2) the Additional Notes, if any, issued under Section 2.02 pursuant to a registration rights agreement substantially similar to the Registration Rights Agreement.

       "EXCHANGE OFFER" means the Exchange Offer as defined in the Registration Rights Agreement.

       "EXCHANGE OFFER REGISTRATION STATEMENT" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

       "EUROCLEAR" means the Euroclear System.

       "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee. "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the date hereof.

       "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii) which is required to be placed on all Global Notes issued under this Indenture.

       "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A, issued in accordance with Section 2.01 or 2.06.

       "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, and for the payment of which the United States pledges its full faith and credit.

       "GUARANTOR" means each of Bradley Operating Limited Partnership and Heritage Property Investment Limited Partnership; PROVIDED that either Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

       "HOLDER" means a Person in whose name a Note is registered.

       "INDEBTEDNESS" means with respect to any Person, without duplication:

       (1)  all Obligations of such Person for borrowed money;

       (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

       (3)  all Capitalized Lease Obligations of such Person;

       (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

       (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

       (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause
            (8) below;

       (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) above which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset and the amount of the Obligation so secured;

       (8) all Obligations under Currency Agreements and Interest Swap Obligations of such Person; and

       (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

       For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

       "INDENTURE" means this Indenture, as amended or supplemented from time to time.

       "INDEPENDENT INVESTMENT BANKER" means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

       "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

       "INITIAL NOTES" means the $150 million principal amount of 4.50% Notes due 2009 of the Company issued on the Issue Date.

       "INTEREST PAYMENT DATE" means April 15 and October 15 of each year commencing April 15, 2005.

       "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

       "INVESTMENT GRADE" means a rating of the Notes by both S&P and Moody's, each such rating being one of such agency's four highest generic rating categories that signifies investment grade (i.e., BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); PROVIDED, in each case, such ratings are publicly available; PROVIDED, FURTHER, that in the event Moody's or S&P is no longer in existence for purposes of determining whether the Notes are rated "Investment Grade," such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company, notice of which shall be given to the Trustee.

       "ISSUE DATE" means October 15, 2004, the date of original issuance of the Initial Notes.

       "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

       "MATURITY" when used with respect to the Notes means the date on which the principal of the Notes becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity or on a redemption date, and whether by declaration of acceleration, call for redemption, purchase or otherwise.

       "MATURITY DATE" means October 15, 2009.

       "MAXIMUM ANNUAL SERVICE CHARGE" as of any date means the maximum amount which is expensed in any 12-month period for interest on Indebtedness.

       "MOODY'S" means Moody's Investors Service, Inc. or any successor rating agency.

       "NON-RECOURSE INDEBTEDNESS" means any of the Company's or any of its Subsidiaries' Indebtedness that is:

       (1) specifically advanced to finance the acquisition of investment assets and secured only by the assets to which such Indebtedness relates without recourse to the Company or any of its Subsidiaries (other than subject to such customary carve-out matters for which the Company or its Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of the Company for GAAP purposes);

       (2) advanced to any of the Company's Subsidiaries or group of its Subsidiaries formed for the sole purpose of acquiring or holding investment assets or real property against which a loan is obtained that is made without recourse to, and with no cross-collateralization against, the Company or any of the Company's Subsidiaries' other assets (other than subject to such customary carve-out matters for which the Company or its Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of the Company for GAAP purposes) and upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be; or

       (3) specifically advanced to finance the acquisition of real property and secured by only the real property to which such Indebtedness relates without recourse to the Company or any of its Subsidiaries (other than subject to such customary carve-out matters for which the Company or its Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of the Company for GAAP purposes).

       "NOTES" means, collectively, the Initial Notes and the Additional Notes, if any, and treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

       "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

       "OFFICER" means, with respect to any Person, the President, Chief Executive Officer, any Vice President, Chief Operating Officer, Treasurer, Secretary or the Chief Financial Officer of such Person.

       "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Officers of such Person; PROVIDED, HOWEVER, that every Officers' Certificate with respect to compliance with a covenant or condition provided for in this Indenture shall include (i) a statement that the Officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Indenture relating thereto and (ii) a statement as to whether, in the opinion of the signers, such conditions have been complied with.

       "144A GLOBAL NOTE(S)" means one or more Global Notes in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

       "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section
12.05. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

       "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively.

       "PERSON" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

       "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

       "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

       "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

       "REFERENCE TREASURY DEALER" means each of Deutsche Bank Securities, UBS Securities LLC and Wachovia Capital Markets, LLC and their respective successors, and two other firms that are primary U.S. Government securities dealers (each a "PRIMARY TREASURY DEALER") which the Company will specify from time to time; PROVIDED, HOWEVER, that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

       "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer, at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

       "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the date hereof by and among the Company, the Guarantors and the initial purchasers named therein as the same may be amended or supplemented from time to time.

       "REGULATION S" means Regulation S promulgated under the Securities Act.

       "REGULATION S GLOBAL NOTE(S)" means one or more Global Notes in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on, Regulation S.

       "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any managing director, director, principal, vice president, assistant vice president, assistant treasurer, associate or any other officer within the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

       "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

       "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

       "RULE 144" means Rule 144 promulgated under the Securities Act.

       "RULE 144A" means Rule 144A promulgated under the Securities Act.

       "RULE 903" means Rule 903 promulgated under the Securities Act.

       "RULE 904" means Rule 904 promulgated under the Securities Act.

       "SECURED INDEBTEDNESS" means any Indebtedness secured by a Lien upon the property of the Company or any of its Subsidiaries.

       "SECURITIES ACT" means the Securities Act of 1933, as amended.

       "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

       "SIGNIFICANT SUBSIDIARY," with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act and, with respect to the Company also means the Guarantors.

       "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill Inc., a New York corporation, or any successor rating agency.

       "STATED MATURITY" when used with respect to any Indebtedness or any installment of interest thereon means the dates specified in such Indebtedness as the fixed date on which the principal of or premiums on such Indebtedness or such installment of interest is due and payable.

       "SUBSIDIARY," with respect to any Person, means:

       (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

       (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

       "TOTAL ASSETS" as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Issuer and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable).

       "TOTAL UNENCUMBERED ASSETS" as of any date means the sum of:

       (1) those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and

       (2) all other assets (but excluding intangibles and accounts receivable) of the Company and its Subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in accordance with GAAP.

       "TRUSTEE" means the party named as such in the introductory paragraph hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

       "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939, as amended.

       "UNDEPRECIATED REAL ESTATE ASSETS" means, as of any date, the cost (being the original cost to the Company or any of its Subsidiaries plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in accordance with GAAP.

       "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

       "UNRESTRICTED GLOBAL NOTE" means a Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, but that does not bear the Private Placement Legend, and that is deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

       "UNSECURED INDEBTEDNESS" means any Indebtedness of the Company or any of its Subsidiaries that is not Secured Indebtedness.

       "WHOLLY OWNED SUBSIDIARY" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

       Section 1.02. OTHER DEFINITIONS.

                                                                                              DEFINED IN
        TERM                                                                                    SECTION
        ----                                                                                    -------

        "ACCELERATION NOTICE"...........................................................         6.02
        "ADJUSTED TOTAL ASSETS".........................................................         4.04(a)
        "APPLICABLE PREMIUM"............................................................         3.07
        "AUTHENTICATION ORDER"..........................................................         2.02
        "COVENANT DEFEASANCE"...........................................................         8.03
        "DTC"...........................................................................         2.03
        "EVENT OF DEFAULT"..............................................................         6.01
        "FINANCIAL STATEMENTS"..........................................................         4.10
        "GUARANTEE".....................................................................         11.01
        "GUARANTOR OBLIGATIONS".........................................................         11.01(a)
        "INCUR".........................................................................         4.04(d)
        "LEGAL DEFEASANCE"..............................................................         8.02
        "PAYING AGENT"..................................................................         2.03
        "REDEMPTION DATE"...............................................................         3.07
        "REGISTRAR".....................................................................         2.03
        "REQUIRED FILING DATES".........................................................         4.10
        "TREASURY RATE".................................................................         3.07

       Section 1.03. INCORPORATION BY REFERENCE OF THE TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

       All terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

       Section 1.04.RULES OF CONSTRUCTION. Unless the context otherwise requires:

       (a) a term has the meaning assigned to it;

       (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

       (c) "or" is not exclusive;

       (d) words in the singular include the plural, and in the plural include the singular;

       (e) provisions apply to successive events and transactions; and

       (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2

                                    THE NOTES

       Section 2.01. FORM AND DATING.

       (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

       The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

       (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.06 hereof.

       (c) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Cedel Bank (as adopted by Clearstream) and any alternative or additional procedures from time to time adopted by Euroclear or Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

       (d) BOOK-ENTRY PROVISIONS. Participants and Indirect Participants shall have no rights either under this Indenture or under any Global Note with respect to such Global Note held on their behalf of the custodian for the Depositary. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

       Section 2.02. EXECUTION AND AUTHENTICATION. One or more Officers shall sign the Notes for the Company by manual or facsimile signature.

       If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

       A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

       The Trustee shall, upon a written order of the Company signed by one or more Officers (an "AUTHENTICATION ORDER"), authenticate Notes for original issue on the Issue Date. The Trustee shall authenticate Additional Notes thereafter (so long as permitted by the terms of this Indenture) for original issue upon one or more Authentication Orders in aggregate principal amount as specified in such order (other than as provided in Section 2.07). Each such Authentication Order shall specify the amount of Notes to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes and whether the Notes are to be issued as Definitive Notes or Global Notes or such other information as the Trustee shall reasonably request.

       The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

       Section 2.03. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

       The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

       The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

       Section 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

       Section 2.05. HOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA ss. 312(a).

       Section 2.06. TRANSFER AND EXCHANGE.

       (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company consents to such exchange and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in
(i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

       (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

            (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or
       (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

            (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                 (A) if the transferee will take delivery in the form of a
            beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                 (B) if the transferee will take delivery in the form of a
            beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

            (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                 (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                 (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                 (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                 (D) the Registrar receives the following:

                      (1) if the Holder of such beneficial interest in a
                 Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                      (2) if the Holder of such beneficial interest in a
                 Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

       If any such transfer or exchange is effected pursuant to this clause (iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this clause
(iv).

       Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

       (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

            (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, and, in each case, one of the conditions set forth in Section 2.06(a)(i) or (ii) is satisfied, then, upon receipt by the Registrar of the following documentation:

                 (A) if the Holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                 (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

                 (C) if such beneficial interest is being transferred to a
            Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
       Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (ii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if one of the conditions set forth in Section 2.06(a)(i) or (ii) is satisfied and if:

                 (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                 (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                 (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                 (D) the Registrar receives the following:

                      (1) if the Holder of such beneficial interest in a
                 Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                      (2) if the Holder of such beneficial interest in a
                 Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in a form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction one of the conditions set forth in Section 2.06(a)(i) or
       (ii) and of the conditions set forth in Section

       2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

            (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

                 (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN
            RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                      (A) if the Holder of such Restricted Definitive Note
                 proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                 (2)(b) thereof;

                      (B) if such Restricted Definitive Note is being
                 transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                      (C) if such Restricted Definitive Note is being
                 transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

                      (D) if such Restricted Definitive Note is being
                 transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                 (3)(a) thereof,

       the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note.

            (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                 (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                 (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                 (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                 (D) the Registrar receives the following:

                      (1) if the Holder of such Definitive Notes proposes to
                 exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                 (1)(c) thereof; or

                      (2) if the Holder of such Definitive Notes proposes to
                 transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

            (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

       If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section
2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so exchanged or transferred.

       (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon
(x) written request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e) and (y) the satisfaction of one of the conditions set forth in Section 2.06(a)(i) or (ii), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                 (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                 (B) if the transfer will be made pursuant to Rule 903 or Rule
            904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                 (C) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if one of the conditions set forth in Section 2.06(a)(i) or (ii) is satisfied and if:

                 (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                 (B) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                 (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                 (D) the Registrar receives the following:

                      (1) if the Holder of such Restricted Definitive Notes
                 proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                      (2) if the Holder of such Restricted Definitive Notes
                 proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an

                 Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in a form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if one of the conditions set forth in Section 2.06(a)(i) or (ii) is satisfied. Upon receipt of a written request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

       (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

       (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (i) Private Placement Legend.

                 (A) Except as permitted by subparagraph (B) below, each Global
            Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                 "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE
            REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSITUTIONAL BUYER WHOM THE SELLER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, IN A

            TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT,
            (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (6) TO THE ISSUER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH ABOVE."

                 The Notes issued to Holders that are not U.S. persons, as that term is defined in Rule 902 of Regulation S, and are purchasing the Notes in accordance with Rule 903 and Rule 904 of Regulation S and will also bear a legend to the following effect, unless the company determines otherwise in compliance with applicable law:

                 "PRIOR TO THE EXPIRATION OF THE `40 DAY DISTRIBUTION COMPLIANCE
            PERIOD' (AS DEFINED IN REGULATION S), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES WITHIN THE MEANING OF REGULATION S, EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE OR OTHERWISE IN ACCORDANCE WITH REGULATION S. "

                 (B) Notwithstanding the foregoing, any Global Note or
            Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
            (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this
            Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

            (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

                 THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE
            INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
            2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
            (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

       (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOtes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

       (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

            (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10 and 9.05 hereof).

            (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption.

            (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (v) The Company shall not be required to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

            (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

            (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

            (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

       Section 2.07. REPLACEMENT NOTES. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

       Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

       Section 2.08. OUTSTANDING NOTES. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in
Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

       If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

       If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

       Section 2.09. TREASURY NOTES. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be so disregarded.

       Section 2.10. TEMPORARY NOTES. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

       Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

       Section 2.11. CANCELLATION. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

       Section 2.12. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

       Section 2.13. RECORD DATE. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.04 and 6.05.

       Section 2.14. CUSIP NUMBERS. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

                                   ARTICLE 3

                            REDEMPTION AND PREPAYMENT

       Section 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and the amount of accrued and unpaid interest, if any, to be paid and (v) the CUSIP numbers of the Notes to be redeemed.

       Section 3.02. SELECTION OF NOTES TO BE REDEEMED. In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

       (a) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

       (b) on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

       No Notes of a principal amount of $1,000 or less shall be redeemed in part.

       The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

       Section 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail (at its own expense), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

       The notice shall identify the Notes to be redeemed, including the CUSIP numbers, and shall state:

       (a) the redemption date;

       (b) the redemption price and the amount of accrued and unpaid interest, if any, to be paid;

       (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

       (d) the name and address of the Paying Agent;

       (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

       (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

       (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

       (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

       At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have provided to the Trustee, at least 45 days prior to the redemption date (unless a shorter notice shall be satisfactory to the Trustee), the information required by clauses (a) through (h) above.

       Section 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

       Section 3.05. DEPOSIT OF REDEMPTION PRICE. One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date and any amounts owed the Trustee. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed and any amounts owed the Trustee.

       If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

       Section 3.06. NOTES REDEEMED IN PART. Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

       Section 3.07. OPTIONAL REDEMPTION. At any time on or prior to the Maturity Date, the Notes may be redeemed or purchased in whole or in part at the Company's option at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the "REDEMPTION DATE") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

       "APPLICABLE PREMIUM" means, with respect to a Note at any Redemption Date, the excess of (a) the present value at such Redemption Date of (i) the redemption price of such Note on the Maturity Date plus (ii) all required remaining scheduled interest payments due on such Note through the Maturity Date, computed using a discount rate equal to the Treasury Rate plus 20 basis points; over (b) the principal amount of such Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; PROVIDED, HOWEVER, that such calculation shall not be a duty or obligation of the Trustee.

       "TREASURY RATE" means, with respect to a Redemption Date, the rate per year equal to: (1) the yield, under the heading with represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line bases, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

       Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

       Section 3.08. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption payments with respect to the Notes prior to Maturity.

                                   ARTICLE 4

                                   COVENANTS

       Section 4.01. PAYMENT OF NOTES. The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.

Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

       The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

       Section 4.02. MAINTENANCE OF OFFICE OR AGENCY. The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

       The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

       Section 4.03. MONEY FOR NOTES PAYMENTS TO BE HELD IN TRUST. If the Company shall at any time act as its own Paying Agent with respect to any Notes, it will, on or before each due date of the principal of, premium, if any, or interest on, such Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Notes are payable sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

       Whenever the Company shall have one or more Paying Agents for any Notes, it will, before each due date of the principal of, premium, if any, or interest on, such Notes, deposit with a Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal, premium, if any, or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

       The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

       (a) hold all sums held by it for the payment of principal of, premium, if any, or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

       (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any such payment of principal, premium, if any, or interest; and

       (c) at any time during the continuance of any such default upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

       The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

       Section 4.04. LIMITATIONS ON INCURRENCE OF INDEBTEDNESS.

       (a) The Company will not, and will not permit any Subsidiary to, incur any Indebtedness, other than intercompany Indebtedness (representing Indebtedness to which the only parties are the Company and/or any of its Subsidiaries (but only so long as such Indebtedness is held solely by any of the Company and any Subsidiary) that is subordinate in right of payment to the Notes) if, immediately after giving effect to the incurrence of such additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (i) the Total Assets as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not made under the Exchange Act, with the Trustee) prior to the incurrence of such additional Indebtedness and (ii) any increase in the Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Indebtedness (such increase together with the Total Assets being referred to as the "ADJUSTED TOTAL ASSETS");

       (b) In addition to the limitation set forth in subsection (a) of this
Section 4.04, the Company will not, and will not permit any Subsidiary to, incur any Indebtedness if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred, the ratio of Consolidated Income Available for Debt Service to the Maximum Annual Service Charge shall have been less than 1.5 to 1.0, on a pro forma basis after giving effect to the incurrence of such Indebtedness and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Indebtedness and any other Indebtedness incurred by the Company or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Indebtedness by the Company or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retained at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period),
(iii) any income earned as a result of any increase in Adjusted Total Assets since the end of such four-quarter period had been earned, on an annualized basis, for such period, and (iv) in the case of any acquisition or disposition by the Company or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

       (c) In addition to the limitations set forth in subsections (a) and (b) of this Section 4.04, the Company will not, and will not permit any Subsidiary to, incur any Secured Indebtedness, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Indebtedness, the aggregate principal amount of all outstanding Secured Indebtedness of the Company and its Subsidiaries on a consolidated basis is greater than 40% of the Adjusted Total Assets.

       (d) For purposes of this Section 4.04, Indebtedness shall be deemed to be "incurred" by the Company or its Subsidiaries on a consolidated basis whenever the Company and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof.

       Section 4.05. MAINTENANCE OF TOTAL UNENCUMBERED ASSETS. The Company will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Company.

       Section 4.06. EXISTENCE. Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the Company's and each Guarantor's existence, rights and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any Guarantor, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Holders.

       Section 4.07. MAINTENANCE OF PROPERTIES. The Company will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements and improvements thereof, all as in the reasonable judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company or any Subsidiary from selling or otherwise disposing for value its properties in the ordinary course of its business.

       Section 4.08. INSURANCE. The Company will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having a rating of at least A:VIII in Best's Key Rating Guide.

       Section 4.09. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

       Section 4.10. PROVISION OF FINANCIAL INFORMATION. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act and for so long as any Notes are outstanding, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the "FINANCIAL STATEMENTS") if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "REQUIRED FILING DATES") by which the Company would have been required so to file such documents if the Company were so subject.

       The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Note register, without cost to such Holders copies of the annual reports and quarterly reports which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

       Section 4.11. STATEMENT AS TO COMPLIANCE. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer's Certificate as to such officers' of the Company's compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 4.11, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

       Section 4.12. WAIVER OF CERTAIN COVENANTS. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 4.04 to 4.10, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Notes either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                   ARTICLE 5

                                   SUCCESSORS

       Section 5.01. CONSOLIDATIONS AND MERGERS OF COMPANY AND SALES, LEASES AND CONVEYANCES PERMITTED SUBJECT TO CERTAIN CONDITIONS. The Company and/or each Guarantor may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other entity, provided that in any such case, (1) either the Company or such Guarantor, as the case may be, shall be the continuing entity, or the successor entity shall be a entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and such successor entity shall expressly assume the due and punctual payment of the principal of, premium, if any, and any interest on all of the Notes or the obligations of the Guarantor under the Guarantee, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company or such Guarantor, as the case may be, by supplemental indenture, complying with Article 9 hereof, satisfactory to the Trustee, executed and delivered to the Trustee by such entity and (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no

Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

       Section 5.02. RIGHTS AND DUTIES OF SUCCESSOR CORPORATION. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company or such Guarantor, as the case may be, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under this Indenture and the Notes or the Guarantees, as applicable. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or (1) in the name of the Company, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee or (2) in the name of the Guarantor, any documentation related to the Guarantees pursuant hereto which theretofore shall not have been signed by the Guarantor and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company or the Guarantor, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose or, in the case of a transaction involving a Guarantor, the Trustee shall authenticate and shall deliver any documentation related to the Guarantees which previously shall have been signed and delivered by the officers of the Guarantor to the Trustee for authentication, and any documentation related to the Guarantees which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes or Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes or Guarantees theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes or Guarantees had been issued at the date of the execution hereof.

       In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Notes or Guarantees thereafter to be issued as may be appropriate.

       Section 5.03. OFFICERS' CERTIFICATE AND OPINION OF COUNSEL. Any consolidation, merger, sale, lease or conveyance permitted under Section 5.01 is also subject to the condition that the Trustee receive an Officers' Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor corporation, complies with the provisions of this Article 5 and that all conditions precedent herein provided for relating to such transaction have been complied with.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

       Section 6.01. EVENTS OF DEFAULT. The following are "EVENTS OF DEFAULT":

       (1) the failure to pay interest on any Notes when the same becomes due and payable and the continuance of the default for a period of 30 days;

       (2) the failure to pay the principal (or premium, if any) on any Notes, when the same becomes due and payable, at maturity, upon declaration of acceleration, upon redemption or otherwise;

       (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture or the Notes and continuance of the default for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01 hereof, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

       (4) a default under any bond, debenture, note or other evidence of Indebtedness, other than Indebtedness which is Non-recourse Indebtedness to the Company, the Guarantors or their respective Subsidiaries, by the Company, the Guarantors or any of their respective Subsidiaries in an aggregate principal amount equal to or in excess of $10 million or under any indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness, other than Indebtedness which is Non-recourse Indebtedness to the Company, the Guarantors or their respective Subsidiaries, by the Company, the Guarantors or any of their respective Subsidiaries in an aggregate principal amount equal to or in excess of $10 million, whether such indebtedness exists on the date of this Indenture or shall thereafter be created, which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company or the Guarantors, as the case may be, by the Trustee or to the Company or the Guarantors, as the case may be, and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default and requiring the Company or the Guarantors to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a notice of Default under this Indenture;

       (5) one or more judgments in an aggregate amount in excess of $10 million shall have been rendered against the Company or any of its Subsidiaries (including the Guarantors) and such judgments remain undischarged, unpaid or unstayed for a period of 30 days after such judgment or judgments become final and non-appealable (other than any judgments as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such judgments in writing);

       (6) there shall have been the entry by a court of competent jurisdiction of:

            (a) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law; or

            (b) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

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       (7)  (a) the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent;

            (b) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company, such Guarantor or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it;

            (c) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law;

            (d) the Company or any Significant Subsidiary:

                 (i) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of its property;

                 (ii) makes an assignment for the benefit of creditors; or

                 (iii) admits in writing its inability to pay its debts
            generally as they become due;

            (e) the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this clause (7); or

       (8) any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid, or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of this Indenture and the Guarantee).

       Section 6.02. ACCELERATION. If an Event of Default specified in clauses
(6) or (7) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

       If an Event of Default (other than an Event of Default specified in clauses (6) or (7) above with respect to the Company or the Guarantors) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "ACCELERATION NOTICE"), and the same shall become immediately due and payable.

       At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences if:

       (1) the Company has deposited with the Trustee all required payments of the principal of, premium, if any, and interest on the Notes, plus certain fees, expenses, disbursement and advances of the Trustee;

       (2) all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; and

       (3) in the event of the cure or waiver of an Event of Default of the type described in clauses (7) or (8) of Section 6.01 hereof, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

       Section 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

       Section 6.04. WAIVER OF EXISTING DEFAULTS. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice in writing to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except
(1) a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration pursuant to Section 6.02) or (2) in respect of a covenant or other provision of this Indenture that may only be modified or amended with the consent of the Holder of each outstanding Note affected by the modification or amendment. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

       Section 6.05. CONTROL BY MAJORITY. Holders of a majority in principal amount of the then outstanding Notes may, by written notice, direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in any personal liability.

       Section 6.06. LIMITATION ON SUITS. A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

       (a) a Holder gives to the Trustee written notice of a continuing Event of Default;

       (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

       (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

       (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

       (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a written direction inconsistent with the request.

       A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

       Section 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes so held, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

       Section 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any amounts due the Trustee under Section 7.07 hereof.

       Section 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent in writing to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

       Section 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

       FIRST:  to the Trustee, its agents and attorneys for amounts due under
               Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

       SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

       THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

       The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

       Section 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7

                                    TRUSTEE

       Section 7.01. DUTIES OF TRUSTEE.

       (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

       (b) Except during the continuance of an Event of Default:

            (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture in the absence of bad faith on the Trustee's part; PROVIDED, HOWEVER, that the Trustee shall examine the certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture.

       (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it pursuant to Section 6.05; and

            (iv) the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Indenture or in the exercise of any of its rights or powers, if it has reasonable grounds to believe repayment of the funds or adequate indemnity against the risk or liability is not reasonably assured to it.

       (d) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to the provisions of this Section 7.01 and to the provisions of the TIA.

       (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

       (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money and Government Securities held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

       (g) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time outstanding given pursuant to Section 6.05 of this Indenture, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

       Section 7.02. RIGHTS OF TRUSTEE.

       (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

       (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel that conforms to Section 12.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

       (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

       (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, except conduct that constitutes willful misconduct, negligence or bad faith.

       (e) The Trustee may consult with counsel, and the Trustee will not be liable for any action it takes or omits in reliance on, and in accordance with, written advice of counsel.

       (f) The Trustee will not be required to investigate any facts or matters stated in any document, but if it decides to investigate any matters or facts, the Trustee or its agents or attorneys will be entitled to examine the books, records and premises of the Company.

       Section 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

       Section 7.04. TRUSTEE'S DISCLAIMER. The Trustee (i) is not responsible for and makes no representation as to the validity or adequacy of this Indenture, (ii) shall not be accountable for the Company's use of the proceeds from the Notes and (iii) shall not be responsible for any statement of the Company in this Indenture, other than the Trustee's certificate of authentication, or in any prospectus used in the sale of any of the Notes, other than statements, if any, provided in writing by the Trustee for use in such prospectus.

       Section 7.05. NOTICE OF DEFAULTS. The Trustee will give to the Holders notice of any Default with regard to the Notes actually known to a Responsible Officer within 90 days after receipt of such knowledge and in the manner and to the extent provided in TIA ss. 313(c), unless the Default has been cured or waived, and otherwise as provided in Section 12.02 of this Indenture; PROVIDED, HOWEVER, that except in the case of a Default in payment of the principal of, premium, if any, or interest on any Note, the Trustee will be protected in withholding notice of Default if and so long as a committee of its Responsible Officers in good faith determines that withholding of the notice is in the interests of the Holders of the Notes.

       Section 7.06. REPORTS BY TRUSTEE. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee will mail to each Holder, at the name and address which appears on the registration books of the Company, and to each Holder who has, within the two years preceding the mailing, filed that person's name and address with the Trustee for that purpose and each Holder whose name and address have been furnished to the Trustee pursuant to Section 2.05, a brief report dated as of that May 15 which complies with TIA ss. 313(a). Reports to Holders pursuant to this Section 7.06 shall be transmitted in the manner and to the extent provided in TIA ss. 313(c). The Trustee also will comply with TIA ss. 313(b).

       A copy of each report will at the time of its mailing to Holders be filed with each stock exchange on which the Notes are listed and also with the SEC. The Company will promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting of the Notes.

       Section 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts.

       The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorney's fees) incurred by it in connection with the administration of the trust created by this Indenture and the performance of its duties under this Indenture. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not pay for any settlement made without its consent. The Company need not reimburse any expense or indemnify against any loss, expense or liability incurred by the Trustee to the extent it is due to the Trustee's own willful misconduct, negligence or bad faith.

       To secure the Company's obligations to make payments to the Trustee under this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay principal or interest on particular Notes. Those obligations of the Company shall survive the satisfaction and discharge of this Indenture.

       When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services of the Trustee are intended to constitute expenses of administration under any Bankruptcy Law.

       For purposes of this Section 7.07, "Trustee" will include any predecessor Trustee, but the willful misconduct, negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 7.07.

       Section 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee. The Company may remove the Trustee if:

       (a) the Trustee fails to comply with Section 7.10;

       (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

       (c) a custodian or public officer takes charge of the Trustee or its property; or

       (d) the Trustee becomes incapable of acting.

       If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

       No removal or appointment of a Trustee will be valid if that removal or appointment would conflict with any law applicable to the Company.

       A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee will, subject to the Lien provided for in Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee will mail notice of its succession to each Holder.

       If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

       If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

       Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

       Section 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another Person, the resulting, surviving or transferee Person will, without any further act, be the successor Trustee.

       If at the time a successor by merger, conversion or consolidation to the Trustee succeeds to the trusts created by this Indenture any of the Notes have been authenticated but not delivered, the successor to the Trustee may adopt the certificate of authentication of the predecessor Trustee, and deliver the Notes which were authenticated by the predecessor Trustee; and if at that time any of the Notes have not been authenticated, the successor to the Trustee may authenticate those Notes in its own name as the successor to the Trustee; and in either case the certificates of authentication will have the full force provided in this Indenture for certificates of authentication.

       Section 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee will at all times satisfy the requirements of TIA ss. 310(a). The Trustee will at all times have (or shall be a member of a bank holding company system whose parent corporation has) a combined capital and surplus of at least $50,000,000 as set forth in its most recently published annual report of condition, which will be deemed for this paragraph to be its combined capital and surplus. The Trustee will comply with TIA ss. 310(b).

       Section 7.11. PREFERENTIAL COLLECTION OF CLAIMS. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

       Section 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE. The Company may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

       Section 8.02. LEGAL DEFEASANCE AND DISCHARGE. Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on written demand of and at the expense of the Company and the Guarantors, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Sections 4.02 and 4.03 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

       Section 8.03. COVENANT DEFEASANCE. Upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their respective obligations under the covenants contained in Sections 4.04 to 4.10 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section
8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(4) and (5) hereof shall not constitute Events of Default.

       Section 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

       (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.08 who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (1) an amount in such currency, currencies or currency unit in which such Notes are then specified as payable at Stated Maturity, or (2) non-callable Government Securities applicable to such Notes (determined on the basis of the currency, currencies or currency unit in which such Notes are then specified as payable at Stated Maturity) which through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of, premium, if any, and interest, if any, on such Notes, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal, premium, if any, and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest, if any, on such outstanding Notes on the Stated Maturity of such principal or installment of principal or interest;

       (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the

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same manner and at the same times as would have been the case if such Legal
Defeasance had not occurred;

       (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

       (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

       (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

       (f) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to subsection (a) above and the related exercise of the Company's option under
Section 8.02 or Section 8.03, as the case may be, registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the Trustee for such trust funds or (ii) all necessary registrations under such Act have been effected.; and

       (g) Notwithstanding any other provisions of this Section, such Legal Defeasance or Covenant Defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 2.01.

       Section 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

       The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

       Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the

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amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

       Section 8.06. REPAYMENT TO COMPANY. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

       Section 8.07. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

       Section 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES. Notwithstanding
Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a
Note:

       (a) to evidence the succession of another Person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor in this Indenture, the Notes and the Guarantees;

       (b) to add a Guarantor or to delete a Guarantor which, in accordance with the terms of this Indenture, ceases to be liable on its Guarantee; or

       (c) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company in this Indenture;

       (d) to add any additional Events of Default for the benefit of all the Holders; PROVIDED, HOWEVER, that in respect of any such additional Events of Default such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such default;

       (e) to change or eliminate any of the provisions of this Indenture, PROVIDED that any such change or elimination shall become effective only when there are no Notes outstanding issued prior to the execution of such amendment;

       (f) to secure the Notes;

       (g) to establish the form or terms of Notes;

       (h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

       (i) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, PROVIDED that such provisions shall not adversely affect the interests of any of the Holders in any material respect; or

       (j) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any Notes pursuant to Sections 8.01, 8.02 and 8.03; PROVIDED that any such action shall not adversely affect the interests of the Holders in any material respect.

       Upon the written request of the Company accompanied by, to the extent necessary, a Board Resolution of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

       Section 9.02. WITH CONSENT OF HOLDERS OF NOTES. Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, the Guarantees and the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

       Upon the written request of the Company accompanied by a Board Resolution of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

       It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

       After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive in writing compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture, the Guarantees or the Notes. However, without the written consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

       (a) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on, any Notes, or reduce the principal amount thereof or the rate or amount of interest thereon, or any premium payable upon the redemption thereof, or adversely affect any right of repayment at the option of the Holder of any Note, or change any place of payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or the Repayment Date, as the case may be),

       (b) reduce the percentage in principal amount of the outstanding Notes required for any such amended or supplemental indenture any waiver (or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture,

       (c) modify any of the provisions of this Section, Section 4.12 or Section 6.04, except to increase the required percentage to effect such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

       (d) release any Guarantor except as provided in Article 11 hereof.

       Section 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

       Section 9.04. EFFECT OF CONSENTS. Upon the execution of any amendment, supplement or waiver under this Article, this Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Indenture for all purposes; and every Holder authenticated and delivered hereunder shall be bound thereby.

       Section 9.05. NOTATION ON OR EXCHANGE OF NOTES. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

       Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

       Section 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC. The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. The Guarantors may not sign an amendment or supplemental Indenture until their respective governing bodies approve it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying conclusively upon, in addition to the documents required by Section 12.04 hereof, an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10

                           SATISFACTION AND DISCHARGE

       Section 10.01. SATISFACTION AND DISCHARGE. This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes, when:

       (a) either:

            (i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

            (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their Stated Maturity within one year or are called for redemption within one year in accordance with Article 3, and in each case the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

       (b) the Company has paid all other sums payable under this Indenture by the Company; and

       (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

       Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to any authenticating agent under Section 2.02, the obligations of the Company to the Trustee and any predecessor Trustee under
Section 7.07, and, if money shall have been deposited with and held by the Trustee pursuant to Section 10.01(a)(ii), the obligations of the Trustee the last paragraph of Section 4.03 and under Section 10.02 shall survive.

       Section 10.02. APPLICATION OF TRUST MONEY. Subject to the provisions of
Section 8.06, all money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the

Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

       If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01; PROVIDED that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 11

                               GUARANTEE OF NOTES

       Section 11.01. UNCONDITIONAL GUARANTEE. Each of the Guarantors hereby agrees as follows:

       (a) Along with the other Guarantor named herein, to jointly and severally Guarantee to the Holders and their successors and assigns, that:

            (i) the principal of, and interest on, the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders under this Indenture and the Notes (the "GUARANTOR OBLIGATIONS") shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

            (ii) in case of any extension of time of payment or renewal of any Obligation, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

       (b) The Guarantor Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Obligations, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

       (c) The following are hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

       (d) The Guarantee shall not be discharged except by complete performance of the Obligations, and each Guarantor accepts all Obligations.

       (e) If any Holder is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

       (f) A Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.

       (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of this Indenture for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 of this Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantee.

       (h) A Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

       (i) After giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Guarantor Obligations of such other Guarantor under this Indenture, the Guarantee shall be limited to the maximum amount permissible such that the Guarantor Obligations of a Guarantor under the Guarantee will not constitute a fraudulent transfer or conveyance.

       (j) Each payment to be made by a Guarantor under the Guarantee in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

       Each Guarantor agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

       Section 11.02. EXECUTION AND DELIVERY OF GUARANTEE. To further evidence the Guarantee set forth in Section 11.01, each Guarantor hereby agrees to execute and deliver to the Trustee a Guarantee in substantially the form of Exhibit D hereto. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of two Officers of each Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any Note or Notes.

       If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

       The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

       Section 11.03. RELEASE OF A GUARANTOR. Subject to compliance with Article 5 hereof, in the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the partnership interests of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a subsidiary of the Company, then such Guarantor will be released and relieved of any Guarantor Obligations under its Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Guarantor Obligations under its

Guarantee. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this
Article 11.

       Except as set forth in Article 5 and this Section 11.03, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

       Section 11.04. OBLIGATIONS ABSOLUTE. The Guarantor Obligations of each Guarantor hereunder are and shall be absolute and unconditional, and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

       Section 11.05. OBLIGATIONS CONTINUING. The Guarantor Obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the Guarantor Obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of its continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

       Section 11.06. OBLIGATIONS NOT REDUCED. The Guarantor Obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged except solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article 8 be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

       Section 11.07. OBLIGATIONS REINSTATED. The Guarantor Obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the Guarantor Obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from the Trustee or any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

       Section 11.08. OBLIGATIONS NOT AFFECTED. The Guarantor Obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its Guarantor Obligations hereunder or otherwise affect such Guarantor Obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

       (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Company or any other person;

       (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other Guarantor Obligation of the Company or any other person under this Indenture, the Notes or any other document or instrument;

       (c) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Guarantor;

       (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

       (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

       (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in any amount due with respect to any of the Notes;

       (g) other than as expressly set forth in this Indenture, any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

       (h) other than as expressly set forth in this Indenture, any merger or amalgamation of the Company or a Guarantor with any Person or Persons;

       (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the Guarantor Obligations of a Guarantor under its Guarantee; and

       (j) any other circumstance, including release of a Guarantor pursuant to
Section 11.03 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of a Guarantor in respect of its Guarantee hereunder.

       Section 11.09. NO OBLIGATION TO TAKE ACTION AGAINST THE COMPANY OR ANY OTHER PERSON. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any Property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and Guarantor Obligations under their Guarantees or under this Indenture.

       Section 11.10. DEALING WITH THE COMPANY AND OTHERS. The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantor Obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may:

       (a) grant time, renewals, extension, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

       (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

       (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the Guarantor Obligations or matters contemplated by this Indenture or the Notes;

       (d) accept compromises or arrangements from the Company;

       (e) apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

       (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

       Section 11.11. DEFAULT AND ENFORCEMENT. If any Guarantor fails to pay in accordance with Section 11.01 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's Guarantor Obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the Obligations.

       Section 11.12. AMENDMENT, ETC. No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

       Section 11.13. ACKNOWLEDGMENT. Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

       Section 11.14. COSTS AND EXPENSES. Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

       Section 11.15. NO MERGER OR WAIVER; CUMULATIVE REMEDIES. No Guarantee shall operate by way of merger of any of the Guarantor Obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

       Section 11.16. SURVIVAL OF OBLIGATIONS. Without prejudice to the survival of any of the other Guarantor Obligations of each Guarantor hereunder, the Guarantor Obligations of each Guarantor under Section 11.01 shall survive the payment in full of the Obligations and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.

       Section 11.17. GUARANTEE IN ADDITION TO OTHER OBLIGATIONS. The Guarantor Obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other Guarantor Obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

       Section 11.18. SEVERABILITY. Any provision of this Article 11 which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article 11.

       Section 11.19. SUCCESSORS AND ASSIGNS. Subject to Article 5 and Section 11.03, each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its Guarantor Obligations hereunder or thereunder.

                                   ARTICLE 12

                                 MISCELLANEOUS

       Section 12.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture or any Guarantee limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

       Section 12.02. NOTICES. Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

       If to the Company or either Guarantor:

            Heritage Property Investment Trust, Inc.
            131 Dartmouth Street
            Boston, Massachusetts 02116
            Facsimile No.: (617) 266-0885
            Attention: Chief Executive Officer, with a copy to Corporate Counsel

            With a copy to:

            Bingham McCutchen LLP
            150 Federal Street
            Boston, Massachusetts 02110
            Facsimile No.: (617) 951-8736
            Attention: Victor J. Paci, Esq.

            If to the Trustee:

            LaSalle Bank, National Association
            135 S. LaSalle Street
            Chicago, Illinois 60603
            Facsimile No.: (312) 904-2236
            Attention: Victoria Douyon

       The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

       All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

       Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

       If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

       If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

       Section 12.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

       Section 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

       (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

       (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

       Section 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

       (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

       (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

       (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

       (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

       Section 12.06. RULES BY TRUSTEE AND AGENTS. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

       Section 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, PARTNERS AND STOCKHOLDERS. No past, present or future director, officer, employee, partner, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

       Section 12.08. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

       Section 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries (including the Guarantors) or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

       Section 12.10. SUCCESSORS. All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

       Section 12.11. SEVERABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       Section 12.12. COUNTERPART ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

       Section 12.13. TABLE OF CONTENTS, HEADINGS, ETC. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                   SIGNATURES


Dated as of October 15, 2004

                                       HERITAGE PROPERTY INVESTMENT TRUST, INC.


                                       By: /s/ THOMAS C. PRENDERGAST
                                          -------------------------------------
                                          Name:  Thomas C. Prendergast
                                          Title: President and Chief Executive
                                                 Officer



                                       HERITAGE PROPERTY INVESTMENT LIMITED
                                       PARTNERSHIP, as Guarantor

                                          By: Heritage Property Investment
                                              Trust, Inc., its General Partner


                                       By: /s/ THOMAS C. PRENDERGAST
                                          -------------------------------------
                                          Name:  Thomas C. Prendergast
                                          Title: President and Chief Executive
                                                 Officer



                                       BRADLEY OPERATING LIMITED PARTNERSHIP,
                                       as Guarantor

                                          By: Heritage-Austen Acquisition, Inc.,
                                              its General Partner


                                       By: /s/ THOMAS C. PRENDERGAST
                                          -------------------------------------
                                          Name:  Thomas C. Prendergast
                                          Title: President and Chief Executive
                                                 Officer:



                                       LASALLE  BANK,  NATIONAL  ASSOCIATION,
                                       not in its individual capacity, but
                                       solely as Trustee


                                       By: /s/ VICTORIA DOUYON
                                          -------------------------------------
                                          Name:  Victoria Douyon
                                          Title: First Vice President

                                                                       EXHIBIT A

                                  FORM OF NOTE

                                 [Face of Note]


 [INSERT THE GLOBAL NOTE LEGEND AND/OR PRIVATE PLACEMENT LEGEND, IF APPLICABLE
                  PURSUANT TO THE PROVISIONS OF THE INDENTURE]

--------------------------------------------------------------------------------

                                                         CUSIP/CINS [          ]

                              4.50 % Notes due 2009

                                                                 No. __________
$___________

promises to pay to __________________, or registered assigns, the principal sum of ________


Dollars on October 15, 2009

Interest Payment Dates:  April 15 and October 15

Record Dates:  April 1 and October 1

Dated:  October 15, 2004

                                        HERITAGE PROPERTY INVESTMENT TRUST, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



SEAL

This is one of the Notes referred to
in the within-mentioned Indenture:

LASALLE BANK, NATIONAL ASSOCIATION
  as Trustee


By:
  --------------------------------
       Authorized Signatory

                                 [Back of Note]
                              4.50% Notes due 2009

       Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

       1. INTEREST. Heritage Property Investment Trust, Inc., a Maryland corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 4.50% per annum from April 15, 2005 until maturity. The Company will pay interest semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 15, 2004; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be April 15, 2005. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

       2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 1 and October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company reserves the right to pay interest to Holders of Notes by check mailed to such Holders at their registered addresses or by wire transfer to Holders of at least $5 million aggregate principal amount of Notes.

       3. PAYING AGENT AND REGISTRAR. Initially, LaSalle Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

       4. INDENTURE. The Company issued the Notes under an Indenture dated as of October 15, 2004 (the "INDENTURE") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company. The Company is issuing $150 million in aggregate principal amount on the Issue Date and may issue Additional Notes in accordance with the terms of the Indenture.

       5. OPTIONAL REDEMPTION. At any time on or prior to the Maturity Date, the Notes may be redeemed or purchased in whole or in part at the Company's option at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the "REDEMPTION DATE") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date.

       "APPLICABLE PREMIUM" means, with respect to a Note at any Redemption Date, the excess of (a) the present value at such Redemption Date of (i) the redemption price of such Note on the Maturity Date plus (ii) all required remaining scheduled interest payments due on such Note through the Maturity Date, computed using a discount rate equal to the Treasury Rate plus 20 basis points; over (b) the principal amount of such Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; PROVIDED, HOWEVER, that such calculation shall not be a duty or obligation of the Trustee.

       "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("REMAINING LIFE") of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of, corporate debt securities of comparable maturity to the remaining term of such Notes.

       "COMPARABLE TREASURY PRICE" means, with respect to any Redemption Date,
(1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

       "INDEPENDENT INVESTMENT BANKER" means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

       "REFERENCE TREASURY DEALER" means each of Deutsche Bank Securities, UBS Securities LLC and Wachovia Capital Markets, LLC and their respective successors, and two other firms that are primary U.S. Government securities dealers (each a "PRIMARY TREASURY DEALER") which the Company will specify from time to time; PROVIDED, HOWEVER, that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

       "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer, at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

       "TREASURY RATE" means, with respect to a Redemption Date, the rate per year equal to: (1) the yield, under the heading with represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue;

provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line bases, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

       6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

       7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

       8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company and the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

       9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

       10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to evidence the assumption by another Person of the Company's covenants in the Indenture and the Notes; to add a Guarantor or to delete a Guarantor which ceases to be liable on its Guarantee in accordance with the terms of the Indenture, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company in the Indenture; to add any additional Events of Default for the benefit of the Holders; to change or eliminate any provision of the Indenture (so long as any such change or elimination becomes effective only when there are no Notes outstanding issued prior to the execution of such amendment); to secure the Notes; to establish the form or terms of the Notes; to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee and add to or change any of the provisions of the Indenture as necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee; to cure any ambiguity, to correct or supplement any provision in the Indenture that may be defective or inconsistent with any other provision in the Indenture or to make any other provisions with respect to matters or questions arising under the Indenture that are not inconsistent with the provisions thereof (provided that such provisions must not adversely affect the interests of any of the Holders in any material respect); or to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate the defeasance and discharge of any Notes pursuant to Sections 8.01, 8.02 and 8.03 of the Indenture (provided that such provisions must not adversely affect the interests of any of the Holders in any material respect).

       11. DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in writing in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

       12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

       13. NO RECOURSE AGAINST OTHERS. A director, officer, employee, partner, incorporator or stockholder, of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

       14. GUARANTEES. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

       15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

       16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

       17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

       18. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of October 15, 2004, among the Company, the Guarantors and the parties named on the signature pages thereof (the "REGISTRATION RIGHTS AGREEMENT").

       The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

            Heritage Property Investment Trust, Inc.
            131 Dartmouth Street
            Boston, Massachusetts 02116
            Facsimile No.: (617) 266-0885
            Attention: Secretary

                                 Assignment Form

       To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             -----------------------------------
                                                (Insert assignee's legal name)


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     ---------------------
                                        Your Signature:
                                                       -------------------------
                                                       (Sign exactly as your
                                                       name appears on the face
                                                       of this Note)

Signature Guarantee*:
                     ---------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

       The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                          PRINCIPAL AMOUNT OF
                                AMOUNT OF              AMOUNT OF           THIS GLOBAL NOTE         SIGNATURE OF
                               DECREASE IN            INCREASE IN           FOLLOWING SUCH       AUTHORIZED OFFICER
                            PRINCIPAL AMOUNT        PRINCIPAL AMOUNT           DECREASE          OF TRUSTEE OR NOTE
    DATE OF EXCHANGE       OF THIS GLOBAL NOTE    OF THIS GLOBAL NOTE        (OR INCREASE)            CUSTODIAN
----------------------    ---------------------  ---------------------   ---------------------  ---------------------







                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Heritage Property Investment Trust, Inc.
131 Dartmouth Street
Boston, Massachusetts 02116

[REGISTRAR ADDRESS BLOCK]

       Re: 4.50% NOTES DUE 2009
           --------------------

       Reference is hereby made to the Indenture, dated as of October 15, 2004 (the "INDENTURE"), between Heritage Property Investment Trust, Inc., a Maryland corporation, as issuer (the "COMPANY") and LaSalle Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

       ___________________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to ___________________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

       1. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the applicable 144A Global Note and/or the applicable Definitive Note and in the Indenture and the Securities Act.

       2. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the applicable Regulation S Global Note and/or the applicable Definitive Note and in the Indenture and the Securities Act.

       3. |_| CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

       (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

       (b) |_| such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

       (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

       4. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

       (a) |_| CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

       (b) |_| CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

       (c) |_| CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

       This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                         [Insert Name of Transferor]

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:



Dated:
      ----------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

       1.   The Transferor owns and proposes to transfer the following:

            [CHECK ONE OF (a) OR (b)]

       (a)  |_| a beneficial interest in the:

            (i)    |_| 144A Global Note (CUSIP _________), or

            (ii)   |_| Regulation S Global Note (CUSIP _________), or

       (b)  |_| a Restricted Definitive Note.

       2.   |_| After the Transfer the Transferee will hold:

            [CHECK ONE]

       (a)  |_| a beneficial interest in the:

            (i)    |_| 144A Global Note (CUSIP _________), or

            (ii)   |_| Regulation S Global Note (CUSIP _________), or

            (iii)  |_| Unrestricted Global Note (CUSIP _________); or

       (b)  a Restricted Definitive Note; or

       (c)  an Unrestricted Definitive Note,

       in   accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Heritage Property Investment Trust, Inc.
131 Dartmouth Street
Boston, Massachusetts 02116

[REGISTRAR ADDRESS BLOCK]

       Re: 4.50% NOTES DUE 2009
           --------------------

                              (CUSIP ____________)

       Reference is hereby made to the Indenture, dated as of October __, 2004 (the "INDENTURE"), between Heritage Property Investment Trust, Inc., a Maryland corporation, as issuer (the "COMPANY") and LaSalle Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

       __________________________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

       1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE


       (a) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

       (b) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies
            (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

       (c) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

       (d) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act,
            (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

       2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

       (a) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive
            Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

       (b) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] |_| 144A Global Note, |_| Regulation S Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

       This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                         [Insert Name of Owner]

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:



Dated:
      ---------------------

                       ANNEX A TO CERTIFICATE OF EXCHANGE

       1.   The Transferor owns and proposes to transfer the following:

            [CHECK ONE OF (a) OR (b)]

       (a)  |_| a beneficial interest in the:

            (i)    |_| 144A Global Note (CUSIP _________), or

            (ii)   |_| Regulation S Global Note (CUSIP _________), or

       (b)  |_| a Restricted Definitive Note.

       2.   After the Transfer the Transferee will hold:

            [CHECK ONE]

       (a)  a beneficial interest in the:

            (i)    |_| 144A Global Note (CUSIP _________), or

            (ii)   |_| Regulation S Global Note (CUSIP _________), or

            (iii)  |_| Unrestricted Global Note (CUSIP _________); or

       (b)  |_| a Restricted Definitive Note; or

       (c)  |_| an Unrestricted Definitive Note,

       3. The Owner requests that Definitive Notes be registered in the following name:

       -------------------

       -------------------

       and  sent to the Owner at the following address:

       -------------------

       -------------------

                                                                       EXHIBIT D


                                    GUARANTEE

       For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States Dollars of any amounts due with respect to the Notes (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on all overdue amounts, if lawful, and the payment or performance of all other obligations of the Company or any other Guarantor under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note,
Article 11 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 11 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

       Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of October 15, 2004, among Heritage Property Investment Trust, Inc., a Maryland corporation, the Guarantors and LaSalle Bank, National Association, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

       The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

       THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. The Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

       This Guarantee is subject to release upon the terms set forth in the Indenture.

       The undersigned acknowledges that this Guarantee is subject to the TIA, if and when the Indenture is so subject, and the undersigned agrees to discharge its duties under the TIA.

       IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

       Dated:
             --------------------

                                         [NAME OF GUARANTOR], as Guarantor


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                      D-1